SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2 to
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 15, 2014

One Horizon Group, Inc.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-10822	46-3561419
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Weststrasse 1, Baar, Switzerland, CH6340
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

011 41 41 760 5820
 (ISSUER TELEPHONE NUMBER)

Copies to:

Hunter Taubman Weiss LLP
130 w. 42nd Street, Suite 1050
 New York, NY 10036
Tel: 212-732-7184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Explanatory Note

One Horizon Group Inc. (the “Company”) is filing this Amendment No. 2 to Form 8-K (the “Form 8-K”), filed with the Securities and Exchange Commission on July 25, 2014 (the “Original Filing Date”), amended on August 18, 2014 (the “Amendment No. 1), solely to correct certain inadvertent typos of “Series B Preferred Stock” under Item 1.01. Entry into a Material Definitive Agreement - Series A Preferred Certificate of Designation in the Form 8-K and Amendment No. 1. The Company does not have Series B Preferred Stock and the typos have been corrected to “Series A Preferred Stock” in this amendment.

Other than the above-mentioned changes, no other changes have been made to the Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

Offering

On July 21, 2014,  (the “Closing Date”), in connection with a security purchase agreement ( the “Purchase Agreement”) between One Horizon Group, Inc. (hereinafter referred to as “we,” “us,” or the “Company”) and the investors identified on Exhibit A thereto (collectively, the “Investors”), we closed a private placement (the “Offering”) of $1,000,000  for a total of 10 units (the “Units”) at a purchase price of $100,000 per Unit, each consisting of, (i) 17,094 shares of the Company’s Series A Redeemable Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Shares”), initially convertible into 17,094 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 10,000 Class B Warrants (the “Class B Warrant” or “Warrant(s)”), each exercisable to purchase 1 share of Common Stock ( the “Financing Transaction”),  in reliance upon the exemption from securities registration afforded by Regulation S (“Regulation S”) as promulgated under the Securities Act of 1933.

Series A Preferred Certificate of Designation

On the Closing Date, we also designated 200,000 shares of preferred stock, par value $0.0001 per share as Series A Preferred Stock with a two-year term that matures (the “Maturity”) on the 24 month anniversary of the date of issuance (the “Issuance Date”) by filing a certificate of designation (the “Series A Certificate of Designation) with the Secretary of State of the State of Delaware. The designation, powers, preferences and rights of the shares of Series A Preferred Stock and the qualifications, limitations and restrictions thereof are contained in the Series A Certificate of Designation and are summarized as follows:

●	The Series A Preferred Stock shall be subordinate to and rank junior to all of our indebtedness now or hereafter outstanding.

●
The holders of Series A Preferred Stock are entitled to receive cumulative dividends during a period of twenty-four (24) months from and after the Issuance Date (the “Dividend Period”). During the Dividend Period, for each outstanding share of Series A Preferred Stock, dividends shall be payable quarterly in cash, at the rate of 10% per annum, on or before each ninety (90) day period following the Issuance Date (each, a "Dividend Payment Date"), with the first Dividend Payment Date to occur promptly following the three month period following the Issuance Date, and continuing until the end of the Dividend Period.  Following the expiration of the Dividend Period, the holders of Series A Preferred Stock shall not be entitled to any additional dividend payment or coupon rate.

●	The holders of the Series A Preferred Stock shall have the voting rights to vote separately as a class on the following issues:

(i) authorize, create, issue or increase the authorized or issued amount of any class or series of preferred stock, which class or series, in any such case, ranks pari passu or senior to the Series A Preferred Stock, with respect to the distribution of assets on liquidation (as defined below);

(ii) amend, alter or repeal the provisions of the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers;

(iii) issue any shares of Series A Preferred Stock (or any securities convertible into or exercisable for, directly or indirectly, any shares of Series A Preferred Stock or other security, other than Junior Stock) other than pursuant to the Purchase Agreement;

(iv) repurchase, redeem or pay dividends on, shares of common stock or any other shares of the Junior Stock (other than de minimis repurchases from our employees in certain circumstances or repurchases pursuant to a plan approved by the board of directors);

(v) amend our articles of incorporation or by-laws so as to affect materially and adversely any right, preference, privilege or voting power of the Series A Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers;

(vi) effect any distribution with respect to Junior Stock other than as permitted pursuant to clause (iv) above;

(vii) reclassify our outstanding securities;

(viii) voluntarily file for bankruptcy, liquidate our assets or make an assignment for the benefit of our creditors; or

(ix) materially change the nature of our business.

●
Shares of Series A Preferred Stock are convertible in whole or in part, at the option of the holders, into shares of our common stock at $5.85 per share prior to the Maturity, and all outstanding shares of the Series A Preferred Stock shall automatically convert to shares of common stock upon Maturity, provided, however, at no time may holders convert shares of Series A Preferred Stock if the number of shares of common stock to be issued pursuant to such conversion would cause the number of shares of common stock beneficially owned by such holder and its affiliates in excess of 9.99% of the then issued and outstanding shares of common stock outstanding at such time, unless the holder provides us with a waiver notice in such form and with such content specified in the Series A Certificate of Designation.

●	Shares of Series A Preferred Stock are redeemable at the option of holders commencing any time after 12 months from and after the closing at a price equal to the original purchase price plus all accrued but unpaid dividends. In the event that the Company completes a financing of $10 million or greater prior to Maturity, the Series A Preferred Stock will be redeemed at a price equal to the original purchase price plus all accrued but unpaid dividends.

Class B Warrants

On the Closing, we issued 100,000 Class B Warrants. The Class B Warrants will, by their principal terms,

(a)	entitle the holder to purchase one (1) share of Common Stock;
(b)	be exercisable at any time after consummation of the Private Placement and shall expire on the date that is three (3) years following the original issuance date of the Series B Warrants;
(c)	be exercisable, in whole or in part, at an exercise price of $4.00 per share;
(d)	be exercised only for cash; and

Adjustments to Class A Warrants

In connection with and as a consideration to the closing of the Offering, on the same day,  we entered with an Amended and Restated Subscription Agreement with the investor in an offering of $6,000,000 the Company closed on February 18, 2013 ( the “$6M Offering”), whereby the exercise price of Class A warrants issued in the $6M Offering was reduced from $5.94 to $4.25 per share and the amount of shares issuable upon exercise of Class A warrants were increased from 403,225 to 1,209,675. In addition, the expiration date of Class A warrants was extended an additional 12 months. As a result of entering into the Amended and Restated Subscription Agreement, the Company issued Amended Class A warrants to the investor in the $6M Offering and two individual holders of Class A Warrants the investor assigned the rights to.

For more information of the $6M Offering and Class A warrants, please refer to current reports on Form 8-K the Company filed on February 22, 2013 and September 5, 2013, respectively.

Compensation to Placement Agents

TriPoint Global Equities, LLC acted as our exclusive placement agent (the “Placement Agent”) in connection with the Offering.  In connection with the services performed by the Placement Agent in the Offering, the Placement Agent received 25,000 shares of Common Stock of the Company as a substitute for a cash fee.

The foregoing description of the Purchase Agreement, Series A Preferred Stock, Class B Warrant, Amended and Restated Subscription Agreement and the Amended Class A Warrant is only a summary of their material terms, does not purport to be complete and is qualified in its entirety by reference to such documents. A copy of each of the  Purchase Agreement, Series A Preferred Stock, Class B Warrant, Amended and Restated Subscription Agreement and the Amended Class A Warrant is filed as Exhibits 10.1, 3.1, 10.2, 10.3, and 10.4, respectively, to our current report on Form 8-K filed on July 25, 2014 and incorporated herein by reference.

Amendment to Series A Preferred Stock, Class A Warrant and Class B Warrant

On August 15, 2014, we entered into an amendment with the Investors and holders of Class A Warrant whereby the Investors and holders of Class A Warrants agree not to receive any shares upon conversion  of the Series A Preferred Stock, or exercise of the Class A Warrants, or exercise of the Class B Warrants if upon such conversion or exercise it would result in the issuance of shares of common stock which  would exceed the aggregate number of shares of common stock the Company may issue upon conversion or exercise of the Series A Preferred Stock, Class A Warrants or Class B Warrants without breaching our obligation under the rules or regulations of the Nasdaq OMX Market, which aggregate number equals 19.99% of the numbers of shares outstanding on the Closing Date (the “Exchange Cap”). Not withstanding the forgoing, the Exchange Cap shall not apply if we obtain the approval of our stockholders for issuance of common stock in excess of such amount or obtain a written opinion from outside counsel that such approval is not required.

Amendment to Series A Preferred Stock, Class A Warrant and Class B Warrant is filed as Exhibit 10.5 to this Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

As more fully described in Item 1.01 above, on July 21, 2014, we consummated the Private Placement for the issuance and sale of 10 Units, consisting of an aggregate of (a) 170,940 shares of Series A Preferred Stock, and (b) three-year Class B warrants to purchase up to 100,000 share of Common Stock, for aggregate gross proceeds of $1,000,000. On the same day, we entered into an Amended and Restated Subscription Agreement with the investor in the $6M Offering to amend certain terms of Class A warrants as a further consideration of the closing of the Offering.

The issuance of the Units, the Series A Preferred Stock, the Class B Warrants and the Amended Class A Warrants were exempt from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. We made this determination based upon the representations of the Investors that they were not a “U.S. person” at that term is defined in Rule 902(k) of Regulation S under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

None.
(c)	Shell company transactions. None.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Series A Preferred Stock ((Incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on July 25, 2014)
10.1
Securities Purchase Agreement, dated July 21, 2014, by and among One Horizon Group, Inc.. and Investors Identified therein (Incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 25, 2014)

10.2	Form of Class B Warrant (Incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on July 25, 2014)
10.3	Amended and Restated Subscription Agreement, dated July 21, 2014 (Incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed on July 25, 2014)
10.4	Amended Form of Class A Warrant (Incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed on July 25, 2014)
10.5	Amendment to Certain Transaction Documents, dated August 15, 2014 (Incorporated by reference to Exhibit 10.5 of Registrant’s Amendment to Current Report on Form 8-K filed on August 18, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Date: August 20, 2014	By:	/s/ Martin Ward
Martin Ward
Chief Financial Officer